First American Investment Funds, Inc.
                Form N-SAR for Annual Period Ended March 31, 2003

Sub-Item 77C. Submission of matters to a vote of security holders.

     A special meeting of shareholders was held on May 13, 2003, at which the following matters were voted upon and approved by shareholders, with the following voting results:

     1. Approve an agreement and plan of reorganization, attached to the prospectus/proxy statement for the special meeting, which provides for and contemplates (A) the acquisition of all the assets of Large Cap Growth Fund by Large Cap Growth Opportunities Fund (formerly known as Large Cap Core Fund) and
(B) the subsequent liquidation of Large Cap Growth Fund and the pro rata distribution of shares to Large Cap Growth Fund shareholders:

                  For:                60,309,027
                  Against:               169,686
                  Abstain:               146,246


     2. Approve an agreement and plan of reorganization, attached to the prospectus/proxy statement for the special meeting, which provides for and contemplates (A) the acquisition of all the assets of Health Sciences Fund by Large Cap Growth Opportunities Fund (formerly known as Large Cap Core Fund) and
(B) the subsequent liquidation of Health Sciences Fund and the pro rata distribution of shares to Health Sciences Fund shareholders:

                  For:                 1,237,622
                  Against:                29,673
                  Abstain:                15,066


     3. Approve an agreement and plan of reorganization, attached to the prospectus/proxy statement for the special meeting, which provides for and contemplates (A) the acquisition of all the assets of Mid Cap Growth Fund by Mid Cap Growth Opportunities Fund (formerly known as Mid Cap Core Fund) and (B) the subsequent liquidation of Mid Cap Growth Fund and the pro rata distribution of shares to Mid Cap Growth Fund shareholders:

                  For:                34,896,721
                  Against:              156,265
                  Abstain:              153,445


     4. Approve an agreement and plan of reorganization, attached to the prospectus/proxy statement for the special meeting, which provides for and contemplates (A) the acquisition of all the assets of Small Cap Growth Fund by Small Cap Select Fund (formerly known as Small Cap Core Fund) and (B) the subsequent liquidation of Small Cap Growth Fund and the pro rata distribution of shares to Small Cap Growth Fund shareholders:

                  For:                19,805,603
                  Against:                60,314
                  Abstain:                52,387

     5. Approve an agreement and plan of reorganization, attached to the prospectus/proxy statement for the special meeting, which provides for and contemplates (A) the acquisition of all the assets of Emerging Markets Fund by International Fund and (B) the subsequent liquidation of Emerging Markets Fund and the pro rata distribution of shares to Emerging Markets Fund shareholders:

                  For:                 7,294,680
                  Against:                16,334
                  Abstain:                 2,491

     6. Approve an agreement and plan of reorganization, attached to the prospectus/proxy statement for the special meeting, which provides for and contemplates (A) the acquisition of all the assets of Bond IMMDEXTM Fund by Core Bond Fund (formerly known as Fixed Income Fund) and (B) the subsequent liquidation of Bond IMMDEXTM Fund and the pro rata distribution of shares to Bond IMMDEXTM Fund shareholders:

                  For:                35,116,520
                  Against:               281,428
                  Abstain:                65,571

     7. Approve an agreement and plan of reorganization, attached to the prospectus/proxy statement for the special meeting, which provides for and contemplates (A) the acquisition of all the assets of High Yield Bond Fund by High Income Bond Fund (formerly known as Strategic Income Fund) and (B) the subsequent liquidation of High Yield Bond Fund and the pro rata distribution of shares to High Yield Bond Fund shareholders:

                  For:                 4,339,924
                  Against:                38,726
                  Abstain:                55,320